                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

             Filed by the Registrant [ X ]
             Filed by a party other than the Registrant[ ]
             Check the appropriate box:
       [X]   Preliminary Proxy Statement  [ ]  Confidential, For Use of the
                                               Commission Only (as permitted by
       [ ]   Definitive Proxy Statement        Rule 14a-6(e)(2))

       [ ]   Definitive Additional Materials

       [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CATALYST SEMICONDUCTOR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                          CATALYST SEMICONDUCTOR, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

       [X]   No fee required.
       [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.
       (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
       (2)   Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
       (5)  Total fee paid:

--------------------------------------------------------------------------------
       [ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)    Amount previously paid:

--------------------------------------------------------------------------------
      (2)    Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
      (3)    Filing Party:

--------------------------------------------------------------------------------
      (4)    Date Filed:

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

                          CATALYST SEMICONDUCTOR, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 26, 1998



TO THE STOCKHOLDERS OF CATALYST SEMICONDUCTOR, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Catalyst Semiconductor, Inc., a Delaware corporation (the "Company"), will be held on March 26, 1998 at 10:00 a.m., local time, at the Sheraton Four Points Hotel at 1108 North Mathilda Avenue, Sunnyvale, California 94089 for the following purposes:

         1. To elect one Class II director to serve for a three-year term expiring upon the Annual Meeting of Stockholders next following April 30, 2000 or until such director's successor is duly elected and qualified.

         2. To approve the issuance and sale of Common Stock with an aggregate purchase price of up to $5,000,000 (up to 6,250,000 shares), warrants to purchase a number of shares of Common Stock equal to 25% of the shares so issued (up to 1,562,500 shares), and warrants to purchase up to an additional 300,000 shares of Common Stock.

         3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock available for issuance thereunder by 250,000 shares.

         4. To approve an amendment to the Company's Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 800,000 shares.

         5. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending April 30, 1998.

         6. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

         The enclosed Preliminary Proxy Statement (the "Proxy Statement") more fully describes the foregoing items and business to be conducted at the Annual Meeting.

         THE COMPANY CURRENTLY EXPECTS THAT DEFINITIVE PROXY MATERIALS WILL BE RELEASED TO THE COMPANY'S STOCKHOLDERS ON OR ABOUT MARCH 2, 1998. NO PRELIMINARY PROXY MATERIALS HAVE BEEN OR WILL BE RELEASED.

         After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

         After reading the Proxy Statement, please mark, date, sign and return, as soon as possible, the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify in writing the Secretary of the Company at the Company's principal executive offices, that you wish to vote in person and your proxy will not be voted. The Company's principal executive offices are located at 1250 Borregas Avenue, Sunnyvale, California 94089. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/  Peter Cohn
                                        PETER COHN
                                        Secretary


Sunnyvale, California
February 27, 1998


                                    IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND IN ANY EVENT NO LATER THAN MARCH 19, 1998 IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                          CATALYST SEMICONDUCTOR, INC.
                           --------------------------

            PRELIMINARY PROXY STATEMENT FOR THE 1997 ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD MARCH 26, 1998
                           --------------------------


GENERAL

         The enclosed Proxy is solicited on behalf of the Board of Directors of Catalyst Semiconductor, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on March 26, 1998 at 10:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting") for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sheraton Four Points Hotel, 1108 North Mathilda Avenue, Sunnyvale, California 94089.

         The Company currently anticipates that definitive proxy materials will be released to the Company's stockholders on or about March 2, 1998. No preliminary proxy materials have been or will be released to the Company's stockholders.

RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on February 27, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the close of business on January 21, 1998, there were 8,444,681 shares of the Company's Common Stock outstanding and entitled to vote and approximately 6,000 stockholders of record, including several holders who are nominees for an undetermined number of beneficial owners.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at its principal executive offices at 1250 Borregas Avenue, Sunnyvale, California 94089, a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING GENERALLY; SOLICITATION

         Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of the Company's directors.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

         The cost of soliciting proxies, consisting of the printing, handling and mailing of the proxy card and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of stock, will be paid by the Company. In order to assure that a majority vote will be present in person or by proxy at the Annual Meeting, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit proxies by telephone, facsimile, telegraph, electronic means, or in person. These persons will receive no extra compensation for their services. The Company reserves the right to have an outside solicitor conduct the solicitation of proxies and to pay such solicitor for its services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

         While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

         The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

COMPANY INFORMATION

         The Company's principal executive offices are located at 1250 Borregas Avenue, Sunnyvale, California 94089. The telephone number of the Company's principal offices is (408) 542-1000.

                                   PROPOSAL 1
                        ELECTION OF ONE CLASS II DIRECTOR

NOMINEE

         The Company's Bylaws provide that the number of directors shall be established by the Board or the stockholders of the Company. The number currently fixed by the Board is five (5). The Company's Certificate of Incorporation provides that the directors shall be divided into three (3) classes, with the classes serving for staggered, three (3) year terms. Currently there are two (2) directors in Class I, one (1) director in Class II and two (2) directors in Class III. The Class II director is scheduled for election at the Annual Meeting. Accordingly, one (1) Class II director is to be elected at the Annual Meeting. The Class II director will hold office until the Annual Meeting following the fiscal year ending April 30, 2000 or until his successor has been duly elected and qualified. The term of each Class III director will expire at the Annual Meeting of Stockholders following the fiscal year ending April 30, 1998, and the term of each Class I director will expire at the Annual Meeting of Stockholders next following the fiscal year ending April 30, 1999.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominee named below each of whom currently is a director of the Company. In the event that a nominee of the Company becomes unable or declines to serve as director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill such vacancy. It is not expected that the nominees listed below will be unable or will decline to serve as a director.

INFORMATION WITH RESPECT TO NOMINEE AND CONTINUING DIRECTORS

         Set forth below are the names of, and certain information as of January 21, 1998 about, the nominee for Class II director as well as the current Class I and Class III directors with unexpired terms.


                      NAME                             AGE    PRINCIPAL OCCUPATION
--------------------------------------------------   -------- -------------------------------------------------------
Nominee for and Current Class II Director
     Patrick Verderico                                 53     President and Chief Executive Officer of Integrated
                                                              Packaging Assembly Corporation

Continuing Class I Directors

     Radu M. Vanco                                     48     Executive Vice President of Engineering of Catalyst
                                                              Semiconductor, Inc.

     Hideyuki Tanigami                                 47     President and Chief Executive Officer of Marubun USA
                                                              Corporation

Continuing Class III Directors
     C. Michael Powell                                 46     Chairman, President and Chief Executive Officer of
                                                              Catalyst Semiconductor, Inc.

     Lionel M. Allan                                   54     President and Chief Executive Officer of Allan
                                                              Advisors, Inc.


         Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

         PATRICK VERDERICO has served as a director of the Company since April 1996. From July 1997 to present, Mr. Verderico has served as President and Chief Executive Officer of Integrated Packaging Assembly Corporation, and from April 1997 to July 1997 he served in various other capacities with such company. Prior thereto, from August 1996 to April 1997, he was an independent business consultant. From April 1996 to July 1996, Mr. Verderico served as Executive Vice President and Chief Operating Officer of Maxtor Corporation, a hard disk drive company. From 1994 to March 1996, he served as Chief Financial Officer and Vice President, Finance and Administration, of Creative Technology, a multimedia products manufacturer. From 1992 to 1994, he served as Chief Financial Officer and Vice President, Finance and Administration, of Cypress Semiconductor, and from 1989 to 1992, served as Partner in Charge, West Region Manufacturing Consulting of Coopers & Lybrand, an independent public accounting and consulting firm. Prior thereto he held various positions with Philips Semiconductor, National Semiconductor and Fairchild Semiconductor. Mr. Verderico has also been a director of Micro Component Technology, Inc. since December 1992 and a director of Integrated Packaging Assembly Corporation since July 1997.

         RADU M. VANCO joined the Company in November 1992. Mr. Vanco has served the Company as a director since November 1995, as Executive Vice President of Engineering since October 1995 and as Vice President, Engineering, from November 1992 to October 1995. From 1991 to 1992, Mr. Vanco served as director of engineering of Cypress Semiconductor. From 1985 to 1991, Mr. Vanco held various positions at SEEQ Technology, Inc. Mr. Vanco holds an M.S. in Electrical Engineering from the Polytechnical Institute, Bucharest, Romania.

         HIDEYUKI TANIGAMI has served as a director of the Company since February 1996. From January 1996 to present, he has served as President and Chief Executive Officer of Marubun USA Corporation, an electronics distribution company. From 1985 to April 1994, Mr. Tanigami served as Vice President, Corporate Development, of the Company. From June 1994 to present, he has also served as President of Technology Matrix, Inc.

         C. MICHAEL POWELL joined the Company in August 1993. Mr. Powell has served as Chairman since August 1995, as Chief Executive Officer and in other various capacities at the Company, and has served as a director of the Company since July 1994 and as President of the Company since August 1993. From April 1990 to July 1993, Mr. Powell served as Vice President of Product Lines at Cypress Semiconductor Corporation, a semiconductor company. From July 1988 to March 1990, Mr. Powell served as the Vice President, General Manager of the Memory Division of SEEQ Technology, Inc. Prior to joining SEEQ, Mr. Powell held various management positions with Fairchild Semiconductor, Telmos and Hewlett Packard. Mr. Powell holds Bachelors and Masters degrees in Physics from Georgia Institute of Technology as well as M.S.E.E. and MBA degrees from Stanford University.

         LIONEL M. ALLAN has served as a director of the Company since August 1995. For more than five years, Mr. Allan has been President and Chief Executive Officer of Allan Advisors, Inc., a legal consulting firm. Mr. Allan is also a director and past Chairman of the Board of KTEH Public Television Channel 54, in San Jose, California, a director of Accom, Inc., a digital video systems company, and a director of Global Motorsport Group, Inc., a motorcycle parts company.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of ten (10) meetings during the period from April 30, 1996 to April 30, 1997 ("Fiscal Year 1997"), none of which were telephonic meetings. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

         The Audit Committee currently consists of Messrs. Tanigami and Verderico. The Audit Committee is charged with reviewing the Company's annual audit and meeting with the Company's independent auditors to review the Company's internal controls and financial management practices. The Audit Committee held two (2) meetings during the last fiscal year.

         The Compensation Committee currently consists of Messrs. Tanigami and Verderico. The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Compensation Committee held three (3) meetings during the last fiscal year.

         No incumbent director attended fewer than 75% of the meetings of the Board of Directors and of the committees on which such director served and that were held during the period such individual was a director during the Fiscal Year 1997.

COMPENSATION OF DIRECTORS

         The Company's non-employee directors, currently consisting of Messrs. Allan, Tanigami and Verderico, receive cash compensation in the amount of $3,600 for each quarter in which they attend one or more meetings of the Board of Directors. In addition, directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at such meetings.

         Each non-employee director of the Company is entitled to participate in the Company's 1993 Director Stock Option Plan (the "Director Option Plan") by receiving automatic annual grants of Common Stock of the Company. Initial grants under the Director Option Plan of options to purchase 20,000 shares each were made to Messrs. Allan, Tanigami and Verderico on August 14, 1995, February 10, 1996 and April 4, 1996, respectively, at exercise prices of $5.125, $6.00 and $5.00 per share, respectively. On April 1, 1996, Mr. Allan was granted options under the Director Option Plan to purchase 7,500 shares of Common Stock at an exercise price of $5.00 per share. On April 1, 1997, each of Mr. Allan, Mr. Verderico and Mr. Tanigami were granted options under the Director Option Plan to purchase 7,500 shares of Common Stock at an exercise price of $1.6875. Each option expires five years from the date of grant. All options which have been granted under the Director Option Plan are subject to cumulative yearly vesting as to one-third (1/3) of the total grant on each anniversary of the date of grant, and terminating five (5) years from the date of grant unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Director Option Plan.

VOTE REQUIRED FOR ELECTION

         The affirmative vote of a majority of the Votes Cast is required for the nominee to be elected as Class II director. Votes withheld from the director will be counted for purposes of determining the presence or absence of a quorum but will not be counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum, but, under Delaware law, will have no other legal effect upon the election of the Class II director.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE CLASS II DIRECTOR NOMINEE SET FORTH HEREIN.

                                   PROPOSAL 2
         APPROVAL OF ISSUANCE AND SALE OF COMMON STOCK WITH AN AGGREGATE
           PURCHASE PRICE OF UP TO $5,000,000 AND WARRANTS TO PURCHASE
                        ADDITIONAL SHARES OF COMMON STOCK

         At the Annual Meeting, stockholders are being asked to approve the issuance and sale of Common Stock of the Company with an aggregate purchase price of up to $5,000,000 (up to 6,250,000 shares)(the "Shares"), warrants to purchase a number of shares of Common Stock equal to 25% of the shares so issued (up to 1,562,500 shares), and warrants to purchase up to an additional 300,000 shares of Common Stock of the Company. No director or officer will receive any compensation in connection with this transaction.

THE PROPOSED PRIVATE PLACEMENT

         The Board of Directors has approved the issuance and sale in a private placement transaction of Common Stock of the Company with an aggregate purchase price of up to $5,000,000 (up to 6,250,000 Shares), to accredited investors for a purchase price equal to not less than 80% of the average closing price of the Common Stock for the five trading days immediately preceding the closing of the issuance and sale of the Shares (the "Closing"). Purchasers of the shares will also receive five-year warrants (the "Warrants") to purchase a number of shares of Common Stock equal to 25% of the number of Shares so issued (up to 1,562,500 Shares). The exercise price of 50% of the Warrants will be $2.00 per share and of the remaining 50% of the Warrants will be $2.50 per share. It is anticipated that upon issuance of the Shares, the Company would be required to use its best efforts to file with the Securities and Exchange Commission a registration statement covering the sale by the purchasers of the Shares within 30 days following the closing . The Company anticipates that The Shemano Group will serve as placement agent for the issuance and sale of the Shares and the Warrants on a best efforts basis in exchange for a cash payment equal to 6% of the proceeds raised in the private placement plus the issuance to such placement agent of warrants to purchase a number of shares equal to 6% of the number of Dollars raised in the private placement. Such warrants will have exercises prices equal to the exercise prices of the Warrants. The issuance and sale of the securities described above are collectively referred to as the "Private Placement". No director or executive officer will receive any compensation in connection with the Private Placement.

NEED FOR A STOCKHOLDER VOTE

         Delaware Law does not require stockholder approval of the Private Placement; however, the Company's Common Stock is quoted on The Nasdaq National Market. Pursuant to the rules of the National Association of Securities Dealers, the Company, in order to maintain its eligibility to have its Common Stock quoted on The Nasdaq National Market, must obtain stockholder approval for the issuance of common stock or securities convertible into or exercisable for common stock at a price less than the greater of market or book value of the stock, if such securities have or would, upon issuance or exercise, have voting power equal to or in excess of 20% of the voting power outstanding prior to such issuance. Since the Shares proposed to be issued would exceed the foregoing requirements, the Company is seeking the required stockholder approval. As of the date of this Proxy Statement, and, assuming stockholder approval, the Board of Directors anticipates consummating the Private Placement as soon as practicable following stockholder approval, but in no case later than June 30, 1998. Unless the affirmative vote of a majority of the Votes Cast is obtained, the Private Placement will not be consummated.

RATIONALE FOR THE PRIVATE PLACEMENT

         For the fiscal year ended April 30, 1997, the Company suffered a net loss of $4,039,000 on net revenues of $47,094,000. For the fiscal quarters ended July 31 and October 31, 1997, the Company suffered net losses of $782,000 and $1,948,000 on net revenues of $9,584,000 and $10,175,000, respectively.
The Company's liquidity (presented below in thousands) has similarly declined over these periods as follows:

                                 APRIL 30, 1997     JULY 31, 1997     OCTOBER 31, 1997
                                 --------------     -------------     ----------------
Cash and Cash Equivalents             $2,695           $1,606               $1,385
Restricted Cash                        5,250            5,250               $5,250
Accounts Receivable - Net              7,074            8,381               $7,772

         During this period (the past three quarters) the Company has undertaken various steps to reduce its expenditures including a reduction in workforce, subleasing part of its facilities, reducing its product unit cost by reducing die sizes, and renegotiating subcontractor manufacturing prices. In October 1997, the Board of Directors recognized that the Company required significant additional working capital and that such working capital could not be generated from operations. As a result, the Company began to contact numerous potential investors and other financing sources in an effort to structure a capital investment plan on suitable terms.

RECOMMENDATION OF THE BOARD OF DIRECTORS; EFFECT ON EXISTING STOCKHOLDERS

         The Board of Directors unanimously recommends a vote for the approval of the Private Placement and the issuance and sale of the Common Stock and the Warrants contemplated thereby. The Board of Directors believes that the transactions contemplated by the Private Placement are fair and in the best interests of the Company and its stockholders in light of the Company's historical financial performance, its current financial condition and the absence of more attractive alternative transactions or opportunities. In reaching this conclusion the Board of Directors investigated, considered and analyzed a variety of factors including, without limitation the following:

                  (1) The Company's Financial Condition and Results of Operations. The Board of Directors reviewed carefully the Company's historical financial performance and its financial condition. See " -- Rationale for the Private Placement." The Company has substantial liabilities, including as of October 31, 1997, current liabilities of $17,908,000 and long-term debt and capital lease obligations of $549,000.

                  (2) The Company's Need for Working Capital. The Company has limited working capital and needs additional working capital to continue to meet its financial obligations, generate sales, develop additional products and operate its business.

                  (3) Unsuccessful Efforts to Obtain Capital from Other Sources. In view of the Company's financial condition and results of operations, the Company is unable to borrow money and obtain financing from other sources and on terms it deems commercially reasonable.

         The Board of Directors acknowledges that there are drawbacks to the Private Placement. Thus, the Board of Directors urges stockholders to consider carefully, among other things, the following in connection with their consideration of the matters to be voted on: (a) the securities issued and sold in the Private Placement will be issued and sold at a substantial discount to the market price; (b) there can be no assurance that the warrants issued in the Private Placement will be exercised; (c) there can be no assurance that the proceeds of the financing will be sufficient to fund the Company's operations on a long-term basis; (d) there can be no assurance that if additional funds are required by the Company, they will be available on terms acceptable to the Company, if at all; and (e) the consummation of the Private Placement will result in a substantial dilution to the Company's existing stockholders, and will result in the transfer of in excess of 49% of the voting power outstanding prior to the closing of the Private Placement if all the Shares are issued and all the Warrants are issued and exercised.

         Notwithstanding the foregoing, the Board of Directors believes that the Private Placement has advantages. The Company estimates that the net proceeds from the sale of the Shares may, if consummated, provide the Company with up to $4.7 million. The Company intends to use the proceeds to fund operations and for working capital and general corporate purposes, including, but not limited to, new product development (5-volt Flash, reset controllers, high density serial EEPROMs and mixed signal devices), foundry development (0.5 micron EEPROM process and 0.35 Flash memory process), the development of its technical sales force and the purchase of capital equipment for the development of 8-inch wafer sort capability. The Company believes that the proceeds should be sufficient to meet its requirements for the next 12 months. However, there can be no assurance that the Private Placement will be consummated, that such belief will prove to be correct or that the Company will have sufficient working capital to meet its needs. In light of the foregoing, the Board of Directors has determined that the Private Placement is in the best interests of the Company.

VOTE REQUIRED

         The affirmative vote of a majority of the Votes Cast is required to approve the Private Placement including the issuance and sale of the Common Stock and the Warrants thereunder. If there are an insufficient number of affirmative votes, the Private Placement will not be consummated.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE PRIVATE PLACEMENT INCLUDING THE ISSUANCE AND SALE OF THE COMMON STOCK AND THE WARRANTS CONTEMPLATED THEREBY.


                                   PROPOSAL 3
            APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN


         At the Annual Meeting, the Company's stockholders are being asked to approve an amendment (the "Purchase Plan Amendment") to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares available for issuance thereunder by 250,000 shares of Common Stock. As of December 31, 1997, there were 25 participants in the Purchase Plan, and only approximately 24,000 shares were available for issuance pursuant to the Company's Purchase Plan. Accordingly, stockholders are being asked to approve at the annual meeting the amendments to the Purchase Plan as approved by the Board of Directors.

         The following is a summary of principal features of the Purchase Plan. The summary however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary of the Company at its principal executive offices.

GENERAL

         The Purchase Plan was adopted by the Board of Directors and approved by the stockholders in March 1993, with 250,000 shares reserved thereunder. In April 1997 pursuant to authority granted under the Purchase Plan, the Board amended the offering and purchase periods to those described herein. On January 15, 1998, the Board of Directors approved the Purchase Plan Amendment to increase the number of shares reserved thereunder by 250,000, subject to approval by the Company's stockholders.

         The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The

Purchase Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974("ERISA").

PURPOSE

         The primary purpose of the Purchase Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company's business.

ADMINISTRATION

         The Purchase Plan may be administered by the Board of Directors or a committee of members of the Board appointed by the Board (the "Administrator"). The Purchase Plan is currently being administered by the Compensation Committee of the Board of Directors. All questions of interpretation of the Purchase Plan are determined by the Administrator, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan, provided that any such eligible member may not vote on any matter affecting the administration of the Purchase Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the Purchase Plan. No charges for administrative or other costs will be made against the payroll deductions of a participant in the Purchase Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Purchase Plan.

ELIGIBILITY

         Any person who is employed by the Company (or by any subsidiary designated by the Board of Directors) as of the offering date and completes a subscription agreement on the form provided by the Company is eligible to participate in the Purchase Plan. A person is "employed" for this purpose if he or she is then customarily employed for at least 20 hours per week and more than five months per year.

OFFERING DATES

         The Purchase Plan is implemented by twenty-four (24) month extended offering periods consisting of four six-month purchase periods. A new offering period commences on or about June 1 and December 1 of each year and continues until May 31 and November 30 two years later. The Board of Directors may alter the duration of the offering periods without stockholder approval if such change is announced at least 5 days prior to the scheduled beginning of the first offering period to be affected.

TERMS OF OPTIONS

         (a) Participation in the Plan. Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Board of Directors for all eligible employees with respect to a given offering. A person who becomes employed after the commencement of an offering period may not participate in the Purchase Plan until the commencement of the next offering period, if any.

         (b) Purchase Price. The purchase price per share at which shares are sold under the Purchase Plan is the lower of 85% of the fair market value of the Common Stock on the date of commencement of the twenty-four extended offering period or 85% of the fair market value of the Common Stock on the last day of each six-month purchase period within such offering period (an "Exercise Date"). The fair market value of the Common Stock on a given date is generally the closing sales price on The Nasdaq National Market as of such date.

         (c) Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not be less than 1% and may not be more than 10% of a participant's compensation on each payday during the offering period and not more than 10% of the eligible compensation during the offering period. A participant may discontinue or decrease his or her participation in the Purchase Plan during any offering period and may increase or decrease the rate of payroll deductions at any time during the offering period, subject to limitations on the number of such changes imposed by the Board of Directors.

         All payroll deductions are credited to the participant's account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose. No interest accrues on the payroll deductions of a participant in the Plan.

         (d) Purchase of Stock; Exercise of Option. By executing a subscription agreement to participate in the Purchase Plan, the participant is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated during the offering period by the lower of (i) 85% of the fair market value of the Common Stock at the beginning of the offering period, or
(ii) 85% of the fair market value of the Common Stock on an Exercise Date, provided that the number of shares placed under option may not exceed the number of shares determined by dividing $25,000 by the fair market value of a share of the Company's Common Stock at the beginning of the offering period for each calendar year in which the option is outstanding. Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically on each Exercise Date at the applicable price. Participants pay no commissions on Common Stock purchased under the Purchase Plan. However, if a participant decides to sell the Common Stock, the participant can expect to be charged a fee or commission if he or she uses an agent, such as a stock broker.

         However, no participant is permitted to subscribe for shares under the Purchase Plan if immediately after the grant of the option the participant would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan) nor is any participant granted an option which would permit the participant to buy pursuant to the Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the available shares is made in as equitable a manner as is practicable.

         (e) Withdrawal. While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

         Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant's interest in that offering. In effect, the participant is given an option which may or may not be exercised during the six-month offering period. By executing the subscription agreement, the participant is not obligated to make the stock purchase; rather the subscription agreement is merely an election by the participant to place shares under option. Unless the participant's participation is discontinued, the option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares purchasable with such participant's accumulated payroll deductions will be purchased for the participant at the applicable price.

         In the event that a participant fails to remain in the continuous employment of the Company, such participant will be deemed to have elected to withdraw from the Purchase Plan and the payroll deductions credited to such participant's account will be returned to such participant.

         A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Plan.

         (f) Termination of Employment. Termination of a participant's employment for any reason, including retirement or death, prior to the completion of the offering period cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant, or in the case of death, to the person or persons entitled thereto as specified in the participant's subscription agreement.

         (g) Nontransferability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

         (h) Capital Changes/Acceleration of Option. In the event any change, such as a stock split or stock dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to purchase and in the purchase price per share, as well as in the number of shares available for issuance under the Purchase Plan.

         In the event of the proposed dissolution or liquidation of the Company, the current offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date.

         (i) Reports. Individual accounts will be maintained for each participant in the Plan. Each participant will receive after each end of the six-month purchase period a report of such participant's account setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

         The Board of Directors may at any time amend or terminate the Purchase Plan, but no amendment or termination is allowed if it would impair the rights of any participant under any grant previously made, without his or her consent. In addition, the Company must obtain stockholder approval of any amendment to the Purchase Plan in such a manner and to the extent necessary to comply with Rule 16b-3 under the Exchange Act and/or Section 423 of the Code (or any other applicable law or regulation). If not earlier terminated, the Purchase Plan will continue in effect until 2013.

FEDERAL INCOME TAX ASPECTS OF THE PURCHASE PLAN

         The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the Purchase Plan.

         If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased and more than one year after an Exercise Date, a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

         If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

         The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

         The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.

         THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS IN THE PURCHASE PLAN OR UPON THE COMPANY AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IT ALSO DOES NOT REFLECT PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES.

RESTRICTIONS ON RESALE

         Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the Purchase Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

VOTE REQUIRED

         The affirmative vote of a majority of the Votes Cast is required to approve the proposed amendments to the Option Plan. If an insufficient number of affirmative votes are obtained, the amendments to the Option Plan will not be implemented.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE PROPOSED AMENDMENT TO THE PURCHASE PLAN.


                                   PROPOSAL 4
                 APPROVAL OF AMENDMENT TO THE STOCK OPTION PLAN

         At the Annual Meeting, stockholders are being asked to approve an amendment (the "Option Plan Amendment") to the Company's Stock Option Plan (the "Option Plan") that would increase the shares reserved for issuance thereunder by 800,000 shares of Common Stock. The following is a summary of principal features of the Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary of the Company at its principal executive offices.

GENERAL

         The Option Plan provides for the grant of options, stock purchase rights, stock appreciation rights ("SARs") and long-term performance awards to officers, employees and consultants of the Company. The increase in shares reserved for issuance under the Option Plan has been necessitated by the hiring of new employees and the grant of additional stock options to current employees as previously granted options vest and become exercisable. The increase will provide additional stock to continue the Company's policy of equity ownership by employees and consultants as an incentive to contribute to the Company's success.

         The Option Plan was adopted by the Board of Directors and approved by the stockholders in 1989. An amendment and restatement of the Option Plan to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to allow for cashless exercises and to increase the number of shares available for issuance thereunder was approved by the Board of Directors in March 1993 and by the stockholders in May 1993.

         Amendments to the Option Plan to increase the number of shares available for issuance thereunder and to limit the number of options, SARs and stock purchase rights an employee may be granted under the Option Plan in any fiscal year of the Company to comply with Section 162(m) of the Internal Revenue Code (the "Code") were approved by the Board of Directors in June 1995 and by the stockholders in July 1995. An amendment to increase the number of shares reserved for issuance under the Option Plan was approved by the Board of Directors in May 1996 and the stockholders in August 1996. On January 15, 1998, the Board of Directors approved the Option Plan Amendment subject to approval of the Company's stockholders. At the same meeting, the Board approved a repricing of all outstanding employee and consultant options under the Option Plan to $1.0625, the closing price of the Common Stock on such date. The stockholders are being asked to approve the Option Plan Amendment at the Annual Meeting.

         Options granted under the Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Code or nonstatutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         As of December 28, 1997 and after giving effect to the Option Plan Amendment, options for 2,459,000 shares were outstanding under the Option Plan and 686,000 shares remained available for future grants (subject to stockholder approval at the Annual Meeting). As of January 21, 1998, the fair market value of shares underlying outstanding options was approximately $1.15625 per share based upon the closing price of the Common Stock as reported on The Nasdaq National Market on such date.

         The Company cannot now determine the exact number of options to be granted in the future to the Named Officers, all current executive officers as a group or all employees (excluding executive officers). See "Additional Information -- Employee Benefit Plans -- Option Grants in Fiscal Year 1997" for the number of stock options granted to the Named Officers in Fiscal Year 1997.

PURPOSE

         The purpose of the Option Plan is to provide incentive to eligible employees, consultants and officers whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain qualified personnel for the successful conduct of its business.

ADMINISTRATION

         The Option Plan may be administered by the Board of Directors or by a committee of the Board of Directors and shall be administered in a manner that complies with Rule 16b-3 under the Exchange Act. Currently, the Option Plan is administered by the Compensation Committee of the Board of Directors. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Option Plan. All questions of interpretation of the Option Plan are determined by the Board of Directors or its committee and its decisions are final and binding upon all participants.

ELIGIBILITY

         The Option Plan provides that either incentive stock options or nonstatutory options may be granted to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries. In addition, the Option Plan provides that nonstatutory options may be granted to consultants (excluding directors who are not compensated for their services as a director or are paid only a director's fee by the Company) of the Company or any of its subsidiaries. The Board of Directors or its committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors.

         The Option Plan provides that the maximum number of shares of Common Stock which may be granted under options (or rights) to any one employee during any fiscal year shall be 750,000, provided that the Company may make an additional one time grant of options (or rights) for 250,000 shares for any newly hired employee. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes any compensation expense relating to stock options granted to certain executive officers under the Option Plan. Without this limitation, federal tax legislation enacted in 1993 might not allow the Company to deduct such compensation expense.

         In addition to the foregoing limitation on discretion for certain grants, there is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

         Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional principal terms and conditions:

         (a) Exercise of the Option. The Board of Directors or its committee determines when options may be exercised. In general, such options become exercisable as to one-fourth of the total shares granted on the one-year anniversary of the date of grant with the remainder becoming exercisable on a ratable monthly basis over the three year period thereafter, for so long as the optionee remains an employee of or consultant to the Company. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering of payment of the purchase price. The option exercise price may be paid in cash, promissory note, shares of the Company's Common Stock, or through a broker-dealer sale and remittance procedure which will allow the optionee to exercise the option and sell the purchased shares on the same day, with the sale proceeds used to satisfy the option price payable for the purchased shares.

         (b) Exercise Price. The exercise price of each option granted under the Option Plan is determined by the Board of Directors or its committee and, in the case of an incentive stock option, may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value per share is equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the last market trading day prior to the date of grant. In the case of an incentive stock option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, its parent or subsidiaries, the exercise price must not be less than 110% of the fair market value on the date of the grant.

         (c) Termination of Employment. Currently, the Option Plan provides that if the optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the Option Plan may be exercised the period of time determined by the Board or Committee at the date of grant but not later than six months (three months in the case of an incentive stock option) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event (either under the current terms of the Option Plan or under the proposed amendments thereto) may an option be exercised by any person after the expiration of its term.

         (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his total and permanent disability, options may be exercised within six months of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may an option be exercised after its expiration date.

         (e) Death. Under the Option Plan, if an optionee should die while employed or retained by the Company, options may be exercised within six months after the date of death (or such other period of time not exceeding twelve months as is determined by the Board or its committee and specified in the option agreement) to the extent the options would have been exercisable on the date of death. In no event may an option be exercised after its expiration date.

         (f) Term of Options. The Option Plan provides that options granted under the Option Plan shall be exercisable during the period of time specified by the Board of Directors or its committee as provided in the option agreement but as to incentive stock options, no later than ten years from the date of grant. In general, these agreements provide for a term of ten years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company, its parents or subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration date.

         (g) Option Not Transferable. An option is not transferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime and in the event of the optionee's death by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the optionee's death.

         (h) Acceleration of Options. In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each option will be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation does not assume the option or substitute an equivalent option, the Board shall provide that the exercisability of all outstanding options shall be automatically accelerated and that the options shall be exercisable for a period of not less than fifteen (15) days following the date notice of such acceleration is given.

         (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board of Directors or its committee.

OTHER AWARDS

         The Option Plan also allows the Company to grant SARs, stock purchase rights and long-term performance awards. SARs may be granted in connection with or independent of options and entitle the holder thereof to receive an amount, in cash or Common Stock, at the Company's discretion, equal to the excess of the fair market value of the shares subject to the SAR on the date of its exercise over the fair market value on the date of grant. Stock purchase rights allow an offeree to purchase stock, subject to a right of the Company to repurchase unvested shares in the event of termination of employment. Shares purchased pursuant to stock purchase rights vest over time, based on continued employment. Long-term performance awards are cash or stock bonus awards which may be earned over a specified period after grant, based upon performance or employment factors. No SARs, stock purchase rights or long-term performance awards have been granted under the Option Plan.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event any change is made in the Company's capitalization upon any stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock or any other increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Board of Directors or its committee.

AMENDMENT AND TERMINATION

         The Board of Directors may amend the Option Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the Option Plan that increases the number of shares that may be issued under the Option Plan, modifies the standards of eligibility, modifies the limitation on grants to employees described in the Option Plan or results in other changes which would require stockholder approval to qualify options granted under the Option Plan as performance-based compensation under Section 162(m) of the Code. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the Option Plan. Unless sooner terminated, the Option Plan will terminate on December 31, 2002, provided that any outstanding option, SAR, stock purchase right or long term performance award under the Option Plan shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX ASPECTS OF THE OPTION PLAN

         Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

         If an option granted under the Option Plan is an incentive stock option, under U.S. tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise. However, the excess of the value of the stock subject to the option over the exercise price will be an item of alternative minimum taxable income which could result in the optionee being subject to the alternative minimum tax for the year of exercise. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the shares by the optionee, any gain will be treated as long-term capital gain under U.S. tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under U.S. tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. Under current U.S. tax laws, the tax rate on long-term capital gains under U.S. tax laws is capped at 28% for shares held more than one-year but not more than 18 months after exercise, and at 20% for shares held more than 18 months after exercise. Capital losses are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income.

         All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

         Stock purchases, stock appreciation rights and long-term performance awards will generally be taxed in the same manner as the exercise of a nonstatutory stock option.

         THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON HOLDERS OF OPTIONS OR UPON THE COMPANY AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO

TAXPAYERS WITH SPECIAL TAX STATUS. IT ALSO DOES NOT REFLECT PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES.

RESTRICTIONS ON RESALE

         Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the Option Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

VOTE REQUIRED

         The affirmative vote of a majority of the Votes Cast is required to approve the proposed amendments to the Option Plan. If an insufficient number of affirmative votes are obtained, the amendments to the Option Plan will not be implemented.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE PROPOSED AMENDMENT TO THE OPTION PLAN.


                                   PROPOSAL 5
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Price Waterhouse LLP, independent auditors, to audit the financial statements of the Company for the year ending April 30, 1998, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Representatives of Price Warehouse LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives also are expected to be available to respond to appropriate questions from stockholders. The Board of Directors believes that reappointing Price Waterhouse LLP is in the best interest of the Company.

VOTE REQUIRED

         The affirmative vote of a majority of the Votes Cast is required to ratify the appointment of Price Waterhouse LLP as the Company's independent auditors.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 1998.

                             ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

         The following table shows the compensation paid by the Company in Fiscal Years 1997, 1996 and 1995 to (i) the Company's Chief Executive Officer,
(ii) the four most highly compensated officers other than the Chief Executive Officer who served as executive officers at April 30, 1997, and (iii) two highly compensated individuals who would have qualified under (ii) above except they were not serving as executive officers as of April 30, 1997 (collectively, the "Named Officers").

                               SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION              LONG TERM COMPENSATION
                           ---------------------------------- ----------------------------------
                                                                      AWARDS           PAYOUTS
                                                              ----------------------- ----------
                                                     OTHER
                                                    ANNUAL    RESTRICTED SECURITIES               ALL OTHER
   NAME AND PRINCIPAL                               COMPEN-     STOCK    UNDERLYING      LTIP      COMPENSA-    FISCAL
        POSITION           SALARY($)    BONUS($)   SATION($)   AWARDS($) OPTIONS(#)(1) PAYOUTS($)  TION($)(2)    YEAR
-------------------------- ----------- ----------- ---------- ---------- ------------ ----------- -----------  ---------
C. Michael Powell........    $337,500    $77,459          --         --    250,000           --   $14,028       1997
  President and Chief        $331,501    $38,210          --         --         --           --   $13,577       1996
   Executive Officer         $259,519    $30,000          --         --    350,000           --   $16,344       1995

Radu M. Vanco............    $231,879    $48,342          --         --    215,000           --   $   609       1997
  Executive Vice             $222,270    $ 9,334          --         --         --           --   $   513       1996
   President of              $188,808    $20,000          --         --    169,166           --        --       1995
   Engineering

Daryl E. Stemm...........    $108,654         --          --         --    114,900           --   $    66       1997
  Vice President of          $ 96,463         --          --         --         --           --   $    42       1996
   Finance & Administration  $ 67,907         --          --         --     14,333           --   $    16       1995
   and Chief Financial Officer

Chris Carstens...........    $129,808         --          --         --     75,000           --   $   261       1997
  Vice President,            $134,770         --          --         --         --           --   $   261       1996
    Quality and Reliability  $118,808    $10,000          --         --     75,000           --   $   232       1995

Scott L. Parker(3) .....     $236,769         --          --         --    200,000           --   $   238       1997
  Vice President,            $ 49,277         --          --         --         --           --        --       1996
    Marketing and Sales            --         --          --         --         --           --        --       1995

Alan L. Renninger(4) ....    $133,808         --          --         --     30,000           --   $   499       1997
  Vice President,            $142,847         --          --         --         --           --   $   478       1996
   Technology Development    $127,452         --          --         --     40,000           --   $   432       1995


--------------

(1) Options listed for Fiscal Years 1995 and 1997 include options granted as a result of repricings (and consequent cancellation of previously issued options) on May 14, 1994 and December 3, 1996. See "Ten-Year Option Repricings." In Fiscal 1995, options granted to each of the Named Officers upon the repricing (and consequent cancellation) of previously granted options were as follows: Mr. Powell -- 250,000 (all of which were originally granted in Fiscal Year 1994); Mr. Vanco -- 121,666 (69,445 of which were originally granted in Fiscal Year 1994 and 52,221 of which were originally granted in Fiscal Year 1993); Mr. Stemm -- 4,333 (all of which were originally granted in Fiscal Year 1993); Mr. Renninger -- 30,000 (all of which were originally granted in Fiscal Year 1994); Mr. Carstens -- 30,000 (all of which were originally granted in Fiscal Year 1994). The repriced options retain the same term and vesting schedules as the options that were replaced.

      In Fiscal 1997, options granted to each of the Named Officers upon the repricing (and consequent cancellation) of previously granted options were as follows: Mr. Powell -- 150,000 (all of which were originally granted in Fiscal Year 1996); Mr. Vanco -- 155,000 (all of which were originally granted in Fiscal Year 1996); Mr. Stemm -- 33,000 (all of which were originally granted in Fiscal Year 1996); Mr. Carstens - 50,000 (all of which were originally granted in Fiscal Year 1996); Mr. Parker -- 200,000 (all of which were originally granted in Fiscal Year 1996); Mr. Renninger -- 20,000 (all of which were originally granted in Fiscal Year 1996). The repriced options retain the same term and vesting schedule as the options that were replaced.

(2) The amount included under "All Other Compensation" represents the dollar value of term life insurance premiums paid by the Company for the benefit of such Named Officer.


(3)   Mr. Parker terminated his employment with the Company on March 7, 1997.


(4) Mr. Renninger terminated his employment with the Company on March 28, 1997.

EMPLOYEE BENEFIT PLANS

         Each current Named Officer is entitled to participate in the Option Plan. The Option Plan provides for the grant of options, stock purchase rights, SARs and long-term performance awards.

         The following table sets forth certain information with respect to stock options granted during Fiscal Year 1997 to the Named Officers. No SARs were granted in Fiscal Year 1997. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                         OPTION GRANTS IN FISCAL YEAR 1997

                                              INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE VALUE AT
                        ---------------------------------------------------------------  ASSUMED ANNUAL RATES OF STOCK
                                               PERCENT OF TOTAL                          PRICE APPRECIATION FOR OPTION
                               NUMBER OF          OPTIONS                                          TERM
                              SECURITIES          GRANTED       EXERCISE                 -----------------------------
                              UNDERLYING     TO EMPLOYEES IN    OR BASE     EXPIRATION
          NAME          OPTIONS GRANTED(#)       FISCAL YEAR    PRICE($/SH)    DATE         5% ($)         10% ($)
----------------------- -----------------    ----------------  ------------ -----------  ------------    ----------
NEW GRANTS

C. Michael Powell........      100,000             4.55%        $1.5625   04/21/07        $98,268        $249,028

Radu M. Vanco............       60,000             2.73%        $1.5625   04/21/07        $58,960        $149,421

Daryl E. Stemm...........       56,900             2.58%        $2.7500   02/17/07        $98,406        $249,382
                                25,000             1.04%        $1.5625   04/21/07        $24,566        $ 62,255

Chris Carstens...........       25,000             1.14%        $1.5625   04/21/07        $24,567        $ 62,259

REPRICING OF PRIOR GRANTS

C. Michael Powell........       50,000             2.28%        $2.6875   12/02/06        $84,508        $214,159
                               100,000             4.55%        $2.6875   12/02/06       $169,015        $428,318

Radu M. Vanco............       50,000             2.27%        $2.6875   12/02/06        $84,508        $214,159
                                50,000             2.27%        $2.6875   12/02/06        $84,508        $214,159
                                55,000             2.50%        $2.6875   12/02/06        $92,958        $235,575

Daryl E. Stemm...........       33,000             1.50%        $2.6875   12/02/06        $55,775        $141,345

Chris Carstens...........       25,000             1.14%        $2.6875   12/02/06        $42,254        $107,080
                                25,000             1.14%        $2.6875   12/02/06        $42,254        $107,080

Scott L. Parker..........      200,000             9.07%        $2.6875   12/02/06       $338,031        $856,636

Alan L. Renninger........       10,000             0.45%        $2.6875   12/02/06        $16,902        $ 42,832
                                10,000             0.45%        $2.6875   12/02/06        $16,902        $ 42,832

         The following table sets forth information with respect to options exercised in Fiscal Year 1997 by the Named Officers and the value of unexercised options at April 30, 1997.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1997 AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                                  APRIL 30, 1997 (#)            APRIL 30, 1997 ($)(1)
                           SHARES ACQUIRED      VALUE       ------------------------------ ---------------------------
           NAME            ON EXERCISE (#)   RECEIVED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------- ---------------   -------------- -------------- --------------- ------------- -------------
C. Michael Powell.........      26,000         $138,544        256,289        292,711               $0       $12,500
Radu M. Vanco.............      22,500         $119,844        114,321        198,845               $0       $ 7,500
Daryl E. Stemm............       2,500         $ 18,750         16,439        108,561               $0       $ 3,125
Chris Carstens............           0         $      0         68,123         81,877               $0       $ 3,125
Scott L. Parker...........           0         $      0         49,999              0               $0       $     0
Alan L. Renninger.........       6,000         $ 33,000              0              0               $0       $     0

----------------

(1) Market price at fiscal year end ($1.6875) less exercise price. For purposes of these calculations, the fiscal year end market price of the shares is deemed to be the closing sale price of the Company's Common Stock as reported on The Nasdaq National Market on May 2, 1997.


Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report and the Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

         The following is a report of the Compensation Committee of the Board of Directors of the Company (the "Committee") describing the compensation philosophy and parameters applicable to the Company's executive officers with respect to the compensation paid to such officers during Fiscal Year 1997. The actual compensation paid to the Named Officers during fiscal year 1997 is shown in the "Summary Compensation Table."

         The Committee is responsible for reviewing and approving the Company's compensation policies and the actual compensation paid to the Company's executive officers. At the end of Fiscal Year 1997, the Committee was comprised of two (2) of the non-employee directors, Hideyuki Tanigami and Patrick Verderico.

         Compensation Philosophy. The general philosophy of the Company's compensation program is to offer the Company's Chief Executive Officer and other executive officers competitive compensation packages based upon both the Company's performance as well as the individual's performance and contributions. The Company's compensation policies are intended to motivate and reward highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. The Company's compensation program is comprised of three main components, Base Salary, Bonus Plan and Stock Options.

         Base Salary. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable companies, the skills and performance level of the individual executives and the needs of the Company.

         Bonus Plan. The Company's officers are eligible for bonuses under the terms of individual bonus arrangements. When bonuses are given, they are based upon the individual's achievement of specific corporate goals as well as the individual's experience and contributions to the success of the Company. During Fiscal Year 1997, the following executive officers received bonuses: C. Michael Powell and Radu M. Vanco. No other executive officer received a bonus during Fiscal Year 1997. See "Certain Relationships and Related Transactions."

         Stock Options. The Committee believes that stock options provide additional incentives to officers to work toward maximizing stockholder value. The Committee views stock options as one of the more important components of the Company's long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants based upon performance and promotions, as well as additional grants to provide continuing motivation as earlier grants vest in full. Options granted by the Company to its executive officers and other employees have exercise prices equal to fair market value at the time of grant and, generally, vest over a four-year period.

         Severance Arrangements. See "Certain Relationships and Related Transactions" for a description of severance arrangements with certain executive officers.

         Compensation for the Chief Executive Officer. Mr. Powell's base salary was established at a level which the Committee determined to be similar to the amounts paid by comparably sized companies. Mr. Powell received a bonus of $77,459 in Fiscal Year 1997 which equaled the principal and accrued interest due and payable on a loan owed to the Company, and a tax gross-up for such payment pursuant to the agreement entered into between Mr. Powell and the Company. See "Certain Relationships and Related Transactions."

         The Committee considers equity based compensation, in the form of stock options, to be an important component of a Chief Executive Officer's compensation. These grants are intended to motivate leadership for long-term Company growth and profitability. During Fiscal Year 1997, Mr. Powell was granted new options to purchase 100,000 shares of the Company's Common Stock at the exercise price of $1.5625 per share. In addition, options to repurchase 150,000 shares were repriced in December 1996. See "Ten-Year Option Repricing."

         Report on Repricing of Options. On December 3, 1996, the Board of Directors of the Company unanimously approved resolutions authorizing the exchange of certain outstanding stock options held by all then employees, including officers, and certain consultants of the Company on the terms described below. The overall purpose of the Company's stock option plan had been to attract and retain the services of the Company's employees and to provide incentives to such persons to exert exceptional efforts for the Company's success. The Committee concluded that the decline in the market value of the Company's Common Stock had diminished the value of the Company's stock option program as an element of the Company's compensation arrangements. Accordingly, the Committee approved the exchange program described below.

         All employees of the Company, including officers, and certain consultants were given the opportunity to exchange those unexercised options granted prior to December 2, 1996, with an exercise price above $2.6875 per share, the closing price on December 3, 1996 (the "Old Options"), for new options ("New Options") on a one-for-one basis. The exercise price of the New Options is $2.6875 per share. The expiration date of the New Options is December 2, 2006.

         Tax Deductibility of Executive Compensation. Section 162(m) of the Code provides that a publicly held corporation cannot deduct compensation of a covered employee (the CEO and the four other most highly compensated employees for the taxable year whose compensation is required to be reported to shareholders under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to the extent the compensation exceeds $1 million per tax year. There is a statutory exception to this limitation for compensation based on the attainment of performance goals. Income derived from stock options will qualify for this exception and thus be treated as performance-based compensation if granted in accordance with requirements set forth in Section 162(m). The Option Plan complies with those requirements. However, because the Option Plan is being amended to increase the number of shares of Common Stock reserved for issuance under the 1995 Option Plan, the Company is again required to obtain shareholder approval for the amended plan in order for the option to continue to qualify as performance-based compensation under Section 162(m).

                                                     THE COMPENSATION COMMITTEE
                                                     OF THE BOARD OF DIRECTORS


                                                     Hideyuki Tanigami
                                                     Patrick Verderico

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors currently consists of Messrs. Tanigami and Verderico. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

PERFORMANCE GRAPH

         The following line graph compares the annual percentage change in the cumulative total stockholder return for the Company's Common Stock with the S&P 500 Index and the S&P Electronics (Semi/Components) Index for the period commencing May 11, 1993 (the date the Company's Common Stock first traded on the Nasdaq National Market) and ending on April 30, 1997. The graph assumes that $100 was invested on May 11, 1993, the date of the Company's initial public offering, and that all dividends are reinvested. Historic stock price performance should not necessarily be considered indicative of future stock price performance.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
             AMONG CATALYST SEMICONDUCTOR, INC., THE S & P 500 INDEX
                AND THE S & P ELECTRONICS (SEMICONDUCTORS) INDEX

                                [GRAPH]

                                                    5/11/93    3/31/94    3/31/95    4/30/96    4/30/97
Catalyst Semiconductor, Inc.                  x       $100       $ 41       $ 37       $ 50       $ 13
S & P 500                                     -       $100       $104       $120       $161       $202
S & P Electronics (Semiconductors)            o       $100       $140       $168       $217       $427

SECURITY OWNERSHIP

         The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of December 28, 1997 by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) each Named Officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                                                SHARES BENEFICIALLY OWNED
                                                                            ----------------------------------
                                                                                 NUMBER         PERCENT OF
                   NAME AND ADDRESS OF BENEFICIAL OWNER                        OF SHARES           TOTAL
--------------------------------------------------------------------------- ----------------- ----------------
United Microelectronics Corp.............................................         650,000            6.8%
  No. 13, Innovation Road I
  Science-Based Industrial Park
  Hsin-Chei City, Taiwan R.O.C.

Bharat Kumar (B.K.) Marya(1)............................................         465,554            4.8%
  P.O. Box 250
  Los Altos, California  94023

C. Michael Powell(2)....................................................         350,034            3.6%

Radu M. Vanco(2)........................................................         197,604            2.1%

Lionel M. Allan(2)......................................................          43,953            *

Hideyuki Tanigami(2)....................................................          74,893            *

Patrick Verderico(2)....................................................           6,666            *

Daryl E. Stemm(2) ......................................................          41,198            *

Chris Carstens(2)........................................................          92,911            1.0%

Scott L. Parker(2)(3) ..................................................          49,999            *

Alan L. Renninger(4)....................................................               0            *

All current directors and executive
officers as a group (7 persons)..........................................         806,759            7.3%

-----------------

* Percentage of shares beneficially owned is less than one percent of total.

(1) Includes shares issuable upon exercise of stock options as of December 28, 1997 or within 60 days thereafter as follows: 87,441 shares at $1.8000; 183,333 shares at $1.9375; and 40,000 shares at $3.00. Includes shares held by the B.K. Marya Revocable Living Trust and by Kamlesh Kumari, the mother-in-law of Mr. Marya (including shares held by Ms. Kumari as trustee of certain trusts for Mr. Marya's children). Mr. Marya disclaims beneficial ownership of such shares.

(2) Includes shares issuable upon exercise of stock options as of December 28, 1997 or within 60 days thereafter, in the following amounts: C. Michael Powell - 350,034 shares; Radu M. Vanco - 197,604 shares; Lionel M Allan - 43,953 shares; Hideyuki Tanigami - 74,893 shares; Patrick Verderico - 6,666 shares; Daryl E. Stemm - 40,198; Chris Carstens - 92,911 shares; Scott L. Parker - 49,999 shares.

(3) Mr. Parker's employment with the Company terminated on March 7, 1997. As of December 28, 1997, he held 49,999 shares issuable upon exercise of stock options or within 60 days thereafter.

(4) Mr. Renninger's employment with the Company terminated on March 28, 1997. As of December 28, 1997, he held no shares issuable upon exercise of stock options or within 60 days thereafter.

                           TEN-YEAR OPTION REPRICINGS

         The following table sets forth certain information as of April 30, 1997 with respect to the repricing of certain stock options held by the Company's executive officers.

                                                                                                      LENGTH OF
                                        NUMBER OF          MARKET                                      ORIGINAL
                                        SECURITIES         PRICE         EXERCISE                    OPTION TERM
                                        UNDERLYING        OF STOCK       PRICE AT        NEW          REMAINING
         NAME AND                         OPTION         AT TIME OF      TIME OF      EXERCISE        AT DATE OF
         POSITION           DATE       REPRICED(#)      REPRICING($)   REPRICING($)   PRICE($)    REPRICING (MONTHS)
         --------           ----       -----------      ------------   ------------   --------    ------------------
C. Michael Powell........  12/3/96         50,000          $2.6875         $5.25       $2.6875            104
    President and Chief    12/3/96        100,000          $2.6875         $6.00       $2.6875            111
    Executive Officer      5/14/94        250,000          $1.9375         $5.75       $1.9375            113

Radu M. Vanco............  12/3/96         50,000          $2.6875         $5.25       $2.6875            104
    Executive Vice         12/3/96         50,000          $2.6875         $7.25       $2.6875            108
    President, Engineering 12/3/96         55,000          $2.6875         $6.00       $2.6875            111
                           5/14/94         52,221          $1.9375         $5.75       $1.9375            103
                           5/14/94         50,000          $1.9375         $5.75       $1.9375            113
                           5/14/94         19,445          $1.9375         $5.75       $1.9375            110

Daryl E. Stemm...........  12/3/96         33,000          $2.6875         $6.00       $2.6875            111
    Vice President of      5/14/94          4,333          $1.9375         $6.30       $1.9375            103
    Finance & Administration
    and Chief Financial Officer

Chris Carstens...........  12/3/96         25,000          $2.6875         $5.25       $2.6875            104
    Vice President,        12/3/96         25,000          $2.6875         $6.00       $2.6875            111
    Quality and            5/14/94         30,000          $1.9375         $5.75       $1.9375            115
    Reliability

Scott L. Parker..........  12/3/96        200,000          $2.6875         $5.00       $2.6875            111
    Vice President,
    Marketing and Sales

Alan Renninger...........  12/3/96         10,000          $2.6875         $7.25       $2.6875            108
   Vice President,         12/3/96         10,000          $2.6875         $6.00       $2.6875            111
   Technology Development  5/15/94         30,000          $1.9375         $5.75       $1.9375            115

----------

(1) In order to reincent its employees, in May 1994 the Board of Directors approved an option exchange for all employees holding options with an exercise price in excess of $1.9375 entitling each such employee to cancel their outstanding options in exchange for new options with an exercise price of $1.9375 per share, the fair market value of the Company's stock on the date of the Committee's approval. Similarly, in December 1996, in order to reincent its employees, the Board of Directors approved an option exchange for all employees holding options with an exercise price in excess of $2.6875 entitling each such employee to cancel their outstanding options in exchange for new options with an exercise price of $2.6875 per share, the fair market value of the Company's stock on the date of Board approval. In both the May 1994 and December 1996 repricings, the new options were subject to the same vesting schedule as the canceled options, including the same original vesting commencement date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During Fiscal Year 1997, the Company paid approximately $135,000 to Essex Com SRL, a Romanian corporation ("Essex"), for engineering services. Radu
M. Vanco, the Company's Executive Vice President of Engineering owns 100% of the capital stock of Essex. Negotiations with Essex to determine the fee for such services were conducted as an arms length commercial negotiation and did not include any participation by Mr. Vanco.

         In March 1994, the Company loaned Radu M. Vanco, then Vice President Engineering and, since October 1995, Executive Vice President of Engineering, $100,000 payable in two years with interest at 6% per annum. The loan proceeds were used by Mr. Vanco for his home. On March 12, 1996, the Company and Mr. Vanco agreed to a bonus arrangement which has the effect of (a) forgiving the principal and accrued interest on the note on a monthly basis over two years commencing March 16, 1996 as long as he remains employed by the Company and (b) forgiving the principal and accrued interest immediately if he is terminated without cause or in the event of a change in control. The principal and accrued interest on the note becomes immediately due and payable if he voluntarily resigns or is terminated for cause. At the end of Fiscal Year 1997, $44,792 in principal and accrued interest were outstanding on the note.

         In September 1995, the Company loaned C. Michael Powell, Chairman, Chief Executive Officer and President of the Company, $200,000 payable by Mr. Powell in five years with interest at 7% per annum. The loan proceeds were used by Mr. Powell for his home. The agreement between the parties provides for a bonus arrangement which has the effect of (a) forgiving the principal and accrued interest on the note over five years on a monthly basis commencing October 7, 1995 as long as he remains employed by the Company and (b) forgiving the principal and accrued interest immediately if he is terminated without cause or in the event of a change of control. In addition he receives an amount equal to any federal or state taxes payable with respect to such bonuses. The principal and accrued interest on the note becomes immediately due and payable if he voluntarily resigns or is terminated for cause. At the end of Fiscal Year 1997, $147,143 in principal and accrued interest were outstanding on the note.

         The Company entered into employment agreements with Messrs. Powell, Vanco, Carstens and Stemm in August, October, April and September 1995, respectively, which entitle such officers to a one-time severance payment upon any involuntary termination by the Company without cause. Pursuant to the terms and conditions of said agreements, for terminations resulting from a merger, sale or change in ownership of the Company, severance payments shall be as follows: Mr. Powell will receive to 2, 1-1/2, 1 and 1/2 times his salary if terminated within one, two, three or more than three years, respectively, of his agreement; Mr. Vanco will receive 1-1/2, 1 and 1/2 times his salary if terminated within one, two or more than two years, respectively, of his Agreement; and Messrs. Carstens and Stemm will receive one-half their respective salary if so terminated. If involuntary termination without cause should occur in the absence of a merger, sale or change in control of the Company, then the severance payment for Messrs. Powell, Vanco, Stemm and Carstens shall equal 1, 1/2, 1/2 and 1/4 times their respective annual salaries. For the purposes of determining the severance payments described above, salary is defined as the salary payable to an officer for the fiscal year in which such officer's termination occurs.

         The Company has entered into separate indemnification agreements with each of its directors and executive officers that may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

         Hideyuki Tanigami, a director of the Company, is President of Marubun USA Corporation, a wholly owned subsidiary of Marubun Japan. Marubun Japan is a distributor of the Company's products in Japan and accounted for approximately 14% of the Company's net revenues in Fiscal Year 1997.

         In connection with the sale by the Company and the purchase by United Microelectronics Corporation, a corporation organized and existing under the laws of the Republic of China ("UMC"), of 650,000 shares of Common Stock in February 1996, UMC agreed to provide the Company with specified levels of wafer supplies and

UMC and the Company entered into certain mutual licensing arrangements. UMC also obtained certain registration rights relating to the Common Stock purchased.

         The terms of the transactions described above were negotiated at arms length such that the terms were as favorable to the Company as could have been obtained from an unaffiliated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it or written representations from certain reporting persons, the Company believes that during Fiscal Year 1997 all such reports were filed on a timely basis.

                            1934 EXCHANGE ACT REPORTS

         The Company hereby undertakes to mail, without charge, to any stockholder of the Company upon written request, copies of reports it files with the Securities and Exchange Commission, including financial statements, schedules and exhibit lists contained therein. Requests should be sent to the Chief Financial Officer of the Company at its principal executive offices at 1250 Borregas Avenue, Sunnyvale, California 94089. Such documents are also available on EDGAR at the website of the Securities and Exchange Commission at www.sec.gov.

               DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE
                        PRESENTED AT NEXT ANNUAL MEETING

         Proposals to be presented by stockholders of the Company at the Company's 1998 Annual Meeting must be received by the Company at its principal executive offices no later than March 31, 1998. Such proposals may be included in next year's proxy statement if they comply with the applicable rules and regulations promulgated by the United States Securities and Exchange Commission.


                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                                     FOR THE BOARD OF DIRECTORS

                                                     PETER COHN
                                                     Secretary



Dated:  February 27, 1998

                          CATALYST SEMICONDUCTOR, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


         The following constitute the provisions of the Employee Stock Purchase Plan of Catalyst Semiconductor, Inc.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.       Definitions.

                  (a) "Board" shall mean the Board of Directors of the company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, Company.

                  (c) "Common Stock" shall mean the Common Stock of the Company.

                  (d) "Company" shall mean Catalyst Semiconductor, Inc., a Delaware corporation.

                  (e) "Compensation" shall mean all compensation, including base straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and all other compensation.

                  (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (g) "Employee" shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                  (h) "Enrollment Date" shall mean the first day of each Offering Period.

                  (i) "Exercise Date" shall mean the last day of each Offering Period, or, with respect to an Extended Offering Period, the last day of each Purchase Period.

                  (j) "Extended Offering Period" shall mean a period of approximately twelve (12), eighteen (18) or twenty-four (24) months, commencing on the date or dates so specified by the Board, during which options granted pursuant to the Plan may be exercised. The duration, commencement and termination of Extended Offering Periods may be changed pursuant to Section 4 of this Plan.

                  (k) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                           (1) If the Common Stock is listed on any established
stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) , as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of such determination (or, if not a market trading day, then the last market trading day prior to the date of determination), as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                           (2) If the Common Stock is quoted on the NASDAQ
system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                           (3) In the absence of an established market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                           (4) For purposes of the Enrollment Date under the
first Offering period under the Plan, the Fair Market Value of the Common Stock shall be the "price to public" as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

                  (l) "Offering Period" shall mean a period of approximately six
(6) months, commencing on the first Trading Day on or after June 1 and terminating on the last Trading Day in the period ending the following December 30, or commencing on the first Trading Day on or after May 31 and terminating on the last Trading Day in the period ending the following November 30, during which options granted pursuant to the Plan may be exercised. The duration, commencement and termination of Offering Periods may be changed pursuant to
Section 4 of this Plan.

                  (m) "Plan" shall mean this Employee Stock Purchase Plan.

                  (n) "Purchase Period" shall mean, with respect to an Extended Offering Period, the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Extended Offering Period shall commence on the Enrollment Date and end with the next Exercise Date. The duration, commencement and termination of Purchase Periods may be changed pursuant to Section 4 of this Plan.

                  (o) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

                  (p) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

                  (q) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                  (r) "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

         3.       Eligibility.

                  (a) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date, shall be eligible to participate in the Plan.

                  (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods or Extended Offering Periods, as determined by the Board, with a new Offering Period or Extended Offering Period, as the Board may determine, commencing on the first Trading Day on or after April 1 and October 1 each year, or on such other dates as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power: (i) to implement Extended Offering Periods, (ii) to change the duration, commencement and termination of Offering Periods, Extended Offering Periods and/or Purchase Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period, Extended Offering Period or Purchase Period to be effective thereafter, and (iii) to implement overlapping Offering Periods and/or Extended Offering Periods.

         5.       Participation.

                  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

                  (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

         6.       Payroll Deductions.

                  (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period or Extended Offering Period in an amount not less than one percent (1%) and not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period or Extended Offering Period, and the aggregate of such payroll deductions during all concurrent Offering Periods and Extended Offering Periods shall not exceed ten percent (10%) of the participant's Compensation during any such Offering Period or Extended Offering Period.

                  (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

                  (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period or Purchase Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods and Purchase Period unless terminated as provided in
Section 10 hereof.

                  (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period or Purchase Period which is scheduled to end during the current calendar year (the "Current Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period or Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period or Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in
Section 10 hereof.

                  (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

         7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during any Offering Period (or, with respect to an Extended Offering Period, during any six-month Purchase Period) more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to
Section 10 hereof, and shall expire on the last day of the Offering Period.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period or Purchase Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

         10.      Withdrawal, Termination of Employment.

                  (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period or Extended Offering Period will be automatically terminated, and no further payroll deductions for purchase of shares will be made for such Offering Period or Extended Offering Period. If a participant withdraws from an Offering Period or Extended Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period or Extended Offering Period unless the participant delivers to the Company a new subscription agreement.

                  (b) Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, including by virtue of him or her having failed to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period or Extended Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period or Extended Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated.

         11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         12.      Stock.

                  (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 250,000 shares (which number gives effect to a one-for-nine reverse split of the Common Stock approved by the Board in March 1993) subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                  (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         13.      Administration.

                  (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

                           (1) Members of the Board who are eligible to
participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

                           (2) If a Committee is established to administer the
Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

                  (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

         14.      Designation of Beneficiary.

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

         16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         18.      Adjustments, Upon Changes in Capitalization.

                  (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

                  (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period or Extended Offering Period(s) then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period(s) or Extended Offering Period(s) then in progress. If the Board shortens the Offering Period(s) or

Extended Offering Period(s) then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period(s) or Extended Offering Period(s) as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

                  The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         19.      Amendment or Termination.

                  (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period or Extended Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

                  (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, Extended Offering Periods or Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, Extended Offering Period or Purchase Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

         20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

         23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         24. Automatic Transfer to Lower Price Extended Offering Period. To the extent permitted by Rule 16b-3 of the Exchange Act, if the Fair Market Value of the Common Stock on any Exercise Date in an Extended Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Extended Offering Period, then all participants in such Extended Offering Period shall be automatically withdrawn from such Extended Offering

Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Extended Offering Period as of the first day thereof.

                                    EXHIBIT A

                          CATALYST SEMICONDUCTOR, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

_________    Original Application                    Enrollment Date:___________
_________    Change in Payroll Deduction Rate
_________    Change of Beneficiary(ies)


         1. ________________________ hereby elects to participate in the Catalyst Semiconductor, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

         2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

         3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

         4. I have received a copy of the complete "Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand my ability to exercise the option under this Subscription Agreement is subject to obtaining stockholder approval of the Employee Stock Purchase Plan.

         5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse Only):
________________________

         6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

         7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

         8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


NAME:  (Please print)________________________________________________________
                      (First)               (Middle)               (Last)

_____________________________                  ______________________________
Relationship
                                               ______________________________
                                                         (Address)

NAME:  (Please print)
                     -----------------------------------------------------------
                      (First)               (Middle)               (Last)


-----------------------------                     ------------------------------
Relationship
                                                  ------------------------------
                                                              (Address)


Employee's Social
Security Number:
                                                  ------------------------------


Employee' s Address:
                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Date:
      ----------------------------           ----------------------------------
                                                   Signature of Employee


                                             ----------------------------------
                                             Spouse's Signature (If beneficiary
                                             other than spouse)

                                    EXHIBIT B

                          CATALYST SEMICONDUCTOR, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


         The undersigned participant in the Offering Period or Extended Offering Period of the Catalyst Semiconductor, Inc. Employee Stock Purchase Plan which began on ____________ 19__ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from such Offering Period or Extended Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period or Extended Offering Period. The undersigned understands and agrees that his or her option for such Offering Period or Extended Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period or Extended Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods or Extended Offering Periods only by delivering to the Company a new Subscription Agreement.

                                        Name and Address of Participant:

                                        ________________________________

                                        ________________________________

                                        ________________________________


                                        Signature:

                                        ________________________________

                                        Date:___________________________

                          CATALYST SEMICONDUCTOR, INC.

                         1993 DIRECTOR STOCK OPTION PLAN

                     AS AMENDED AND RESTATED ON MAY 30, 1996

         1. Purpose of the Plan. The purpose of this 1993 Director Stock Option Plan is to attract and retain highly qualified personnel to serve as Outside Directors of the Company.

            All options granted hereunder shall be "non-statutory stock options."

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" means the Common Stock of the Company.

                  (d) "Company" means Catalyst Semiconductor, Inc., a Delaware corporation, and its predecessor corporation Catalyst Semiconductor, Inc., a California corporation.

                  (e) "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

                  (f) "Director" means a member of the Board.

                  (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                            (i) If the Common Stock is listed on any established
stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, or, if not a market trading day, on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                           (ii) If the Common Stock is quoted on the NASDAQ
System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                          (iii) In the absence of an established market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                  (j) "Option" means a stock option granted pursuant to the Plan.

                  (k) "Optioned Stock" means the Common Stock subject to an Option.

                  (l) "Optionee" means an Outside Director who receives an Option.

                  (m) "Outside Director" means a Director who is not an Employee.

                  (n) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (o) "Plan" means this 1993 Director Stock Option Plan.

                  (p) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

                  (q) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 220,000 Shares (the "Pool") of Common Stock (which number gives effect to a one-for-nine reverse stock split of the Shares approved by the Board on March ___, 1993 ("Post-Split")). The Shares may be authorized but unissued, or reacquired Common Stock.

                  If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4. Administration of and Grants of Options under the Plan.

                  (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

                  (b) Procedure for Grants. The provisions set forth in this
Section 4(b) shall not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                            (i) No person shall have any discretion to select
which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                           (ii) Each new Outside Director who shall first join
the Board on or after March 1, 1993 (including any new Outside Director who shall have first joined the Board of Catalyst Semiconductor, Inc., a California corporation, subsequent to March 1, 1993), shall automatically be granted an Option to purchase 20,000 Post-Split Shares upon the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company, appointment by the Board to fill a vacancy, or termination of employment by the Company while remaining as a Director (a "One-Time Grant"). In addition, on April 1, 1994, and on each April 1 thereafter during the term of this Plan, each Outside Director who shall have been an Outside Director for at least six (6) months as of such date shall automatically receive an Option to purchase 7,500 Post-Split Shares (an "Annual Grant").

                          (iii) The terms of each Option granted hereunder shall
be as follows:

                                    (A) the term of the Option shall be five
(5) years;

                                    (B) the Option shall be exercisable only
while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof;

                                    (C) the exercise price per Share shall be
100% of the Fair Market Value per Share on the date of grant of the Option;

                                    (D) each Annual Grant and One-Time Grant
shall become exercisable in installments cumulatively as to one-third of the Optioned Stock on each anniversary of the date of grant, so that 100% of the Optioned Stock granted under any such grant shall be exercisable in full three
(3) years after the date of grant of the Option, assuming in each case Continuous Status as a Director.

                           (iv) In the event that any Option granted under the
Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors entitled to receive Options on the grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

                  (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion:
(i) to determine, upon review of
relevant information and in accordance with Section 2(i) of the Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final.

         5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

                  The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect until April 30, 2003, unless sooner terminated under Section 11 of the Plan.

         7. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash, (ii) check, (iii) promissory note, (iv) other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised and which, in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than 12 months on the date of surrender, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price,
(vi) delivery of an irrevocable subscription agreement for the Shares which irrevocably obligates the Optionee to take and pay for the Shares not more than 12 months after the date of delivery of the subscription agreement, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law.

         8. Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 4(b) hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

                  An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination of Continuous Status as a Director. In the event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within 90 days from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its five-year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                  (c) Disability of Optionee. In the event Optionee's Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within six months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its five-year term). To the extent that the Optionee was not entitled to exercise an Option at the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                  (d) Death of Optionee. In the event of an Optionee's death while a Director, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within one year following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of its five-year term). To the extent that the Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, by the laws of descent or distribution or pursuant to a qualified domestic relations order, and may be exercised, during the lifetime of the Optionee, only by the Optionee or a permitted transferee.

         10. Adjustments.

                  (a) Changes in Capitalization. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization, or in the event that the outstanding number of shares of stock of the Company is increased through payment of a stock dividend, appropriate proportionate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares subject to any Option outstanding under the Plan, and the exercise price of any such outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Any such adjustment shall be made upon approval by the Board, whose determination shall be conclusive. If there is any other change in the number or type of the outstanding shares of stock of the Company, or of any other security into which such stock shall have been changed or for which it shall have been exchanged, and if the Board in its sole discretion determines that such change equitably requires an adjustment in the Options then outstanding under the Plan, such adjustment shall be made in accordance with the determination of the Board. No adjustments shall be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its stock or securities convertible into or exchangeable for shares of its stock.

                  (b) Change in Control. In the event of a "Change in Control" of the Company, as defined in paragraph (c) below, then the following provisions shall apply:

                          (i) Any Option outstanding on the date of such Change
in Control ("Outstanding Option") that is not yet exercisable and vested on such date shall become fully exercisable and vested;

                          (ii) Each Outstanding Option shall be assumed by the
successor corporation (if any) or by a Parent or Subsidiary of the successor corporation (if any);

                          (iii) Each Outstanding Option shall remain exercisable
by the Optionee for a period of at least ninety (90) days from the date of the Change in Control; and

                          (iv) Each Optionee with an Outstanding Option shall be
provided with written notice of the period of exercisability provided for in subsection (b)(iii) above promptly after the date of the Change in Control by the Company or by the entity surviving after the Change in Control.

                  (c) Definition of "Change in Control".  For purposes of this
Section 10, a "Change in Control" means the happening of any of the following:

                          (i) when any "person," as such term is used in
Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

                          (ii) a merger or consolidation of the Company with any
other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                          (iii) the stockholders of the Company approve an
agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

                          (iv) a change in the composition of the Board
occurring as a result of any one meeting of the stockholders of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either are (A) directors of the Company as of the date the Plan is approved by the stockholders, or (B) elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

         11. Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

         12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

         13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws and the requirements of any stock exchange or market system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

         16. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the first granting of an Option hereunder. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                          CATALYST SEMICONDUCTOR, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH 26, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

         The undersigned stockholder of CATALYST SEMICONDUCTOR, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated February 27, 1998, and hereby appoints C. Michael Powell and Daryl Stemm, and each of them, with full power of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Catalyst Semiconductor, Inc. to be held on March 26, 1998 at 10:00 a.m. local time, at the Sheraton Four Points Hotel, 1108 North Mathilda Avenue, Sunnyvale, California 94089, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below or on the reverse side.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF ONE CLASS II DIRECTOR IN THE MANNER DESCRIBED IN THE PROXY STATEMENT, (2) FOR THE PROPOSAL TO ISSUE AND SELL IN A PRIVATE PLACEMENT COMMON STOCK WITH AN AGGREGATE PURCHASE PRICE OF UP TO $5,000,000 (UP TO 6,125,000 SHARES), WARRANTS TO PURCHASE COMMON STOCK EQUAL TO 25% OF THE SHARES SO ISSUED (UP TO 1,862,500 SHARES) AND WARRANTS TO PURCHASE UP TO AN ADDITIONAL 300,000 SHARES, (3) FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 250,000 SHARES, (4) FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE STOCK OPTION PLAN, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 800,000 SHARES, AND (5) FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 1998.

|X|  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). The Board of Directors unanimously recommends a vote FOR the Class II Director nominee and proposals 2, 3, 4 and 5.

1.       Election of one Class II Director

         Nominee: Patrick Verderico   [ ] FOR    [ ]  WITHHELD

         CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SEE REVERSE SIDE



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2.       To approve the issuance and sale of Common Stock with an aggregate purchase price of up to $5,000,000 (up to 6,250,000 shares), warrants to purchase a number of shares of Common Stock equal to 25% of the shares so issued (up to 1,562,500 shares), and warrants to purchase up to an additional 300,000 shares of Common Stock

         [ ] FOR                   [ ]  AGAINST         [ ]  ABSTAIN

3. To approve amendments to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares.

         [ ] FOR                   [ ]  AGAINST         [ ]  ABSTAIN

4. To approve amendments to the Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 800,000 shares.

         [ ] FOR                   [ ]  AGAINST         [ ]  ABSTAIN

5. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending April 30, 1998.

         [ ] FOR                   [ ]  AGAINST         [ ]  ABSTAIN

6. The proxies are also authorized to vote, in their discretion on such other business as may properly come before the meeting or any adjournment or postponement hereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. Where shares are held in the name of two or more persons, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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                                            (Please Print Your Name)


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                                            (Signature of Stockholder)


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                                                    (Date)